                                                                    EXHIBIT 10.1


                          INTERCREDITOR AND COLLATERAL
                                AGENCY AGREEMENT

                                      among

                          PICCADILLY CAFETERIAS, INC.,
                            a Louisiana corporation,

                      THE BANKS UNDER THE CREDIT AGREEMENT,

                THE LENDERS UNDER THE TERM LOAN CREDIT FACILITY,

                             HIBERNIA NATIONAL BANK,
                  as Administrative Agent and Collateral Agent,

                              THE BANK OF NEW YORK,
                         as Trustee under the Indenture,


                          Dated as of December 21, 2000




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                                TABLE OF CONTENTS


ARTICLE I
   DEFINITIONS
   Section 1.01  Definitions..................................................2
   Section 1.02  Headings.....................................................6
   Section 1.03  Terms Generally..............................................6

ARTICLE II
   APPLICATION OF PROCEEDS

   Section 2.01  Election to Pursue Remedies..................................6
   Section 2.02  Duty of the Collateral Agent.................................7
   Section 2.03  Application of Proceeds......................................8
   Section 2.04  Payments by Collateral Agent.................................9
   Section 2.05  Notices under Related Documents..............................9
   Section 2.06  Voting Procedure.............................................9
   Section 2.07  Triggering Event............................................10
   Section 2.08  Pro Rata Treatment; Payment Disgorgement....................11
   Section 2.09  Bankruptcy Preferences......................................11
   Section 2.10  Marshaling..................................................11

ARTICLE III
   COLLATERAL; CREDITORS

   Section 3.01  Status of Liens; Collateral.................................12
   Section 3.02  Possession, Use and Release of Collateral...................13
   Section 3.03  Deposit, Use and Release of Collateral Account Assets.......15
   Section 3.04  Property of Obligors........................................16
   Section 3.05  Legends.....................................................16
   Section 3.06  Creditor Dealings; Good Faith...............................16

ARTICLE IV
   CALCULATION OF OBLIGATIONS

   Section 4.01  Notice of Amount of Obligations.............................16
   Section 4.02  Payment Account.............................................16

ARTICLE V
   THE COLLATERAL AGENT

   Section 5.01  Appointment of Collateral Agent.............................17
   Section 5.02  Nature of Duties of Collateral Agent........................17

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

   Section 5.03  Lack of Reliance on the Collateral Agent....................17
   Section 5.04  Certain Rights of the Collateral Agent......................18
   Section 5.05  Reliance by Collateral Agent................................18
   Section 5.06  Collateral Agent's Reimbursements and Indemnification.......18
   Section 5.07  The Collateral Agent in its Individual Capacity.............19
   Section 5.08  Creditors as Owners.........................................19
   Section 5.09  Successor Collateral Agent..................................19
   Section 5.10  Employment of Collateral Agent and Counsel..................19

ARTICLE VI
   MISCELLANEOUS

   Section 6.01  Authority...................................................20
   Section 6.02  Termination.................................................20
   Section 6.03  Amendments..................................................20
   Section 6.04  Notices, etc................................................20
   Section 6.05  Payment of Expenses, Indemnities, etc.......................21
   Section 6.06  Applicable Law..............................................22
   Section 6.07  Entire Agreement............................................22
   Section 6.08  Execution in Counterparts...................................22
   Section 6.09  Severability................................................22
   Section 6.10  Conflict with Credit Documents..............................22
   Section 6.11  Limitation by Law...........................................22
   Section 6.12  Benefit of Agreement; Limitation on Assignment..............22
   Section 6.13  Further Assurances..........................................22

Annex 1 - Security Documents
         1 - A   Real Property Mortgages
         1 - B   Leasehold Mortgages
         1 - C   Financing Statements
         1 - 2   Pledge and Collateral Account Agreement
         1 - 3   Security Agreement dated as of November 17, 1999
Annex 2 - Supplemental Intercreditor and Collateral Agency Agreement



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                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT


         THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (this"Agreement") dated as of December 21, 2000, is among PICCADILLY CAFETERIAS, INC., a Louisiana corporation (the "Company"), the various commercial lending institutions (the "Banks") that are or may become obligated to extend financial accommodations to the Company under the Credit Agreement (as herein defined) and the various commercial lenders (the "Lenders") party to the Term Loan Credit Facility (as herein defined), HIBERNIA NATIONAL BANK, as Administrative Agent under the Credit Agreement and the Term Loan Credit Facility, and as Collateral Agent hereunder (in its capacity as Administrative Agent, the "Administrative Agent" and in its capacity as Collateral Agent, together with all successors in such capacity under the terms of this Agreement, the "Collateral Agent"), and The Bank of New York, as Trustee (the "Trustee") under the Indenture (as herein defined), for the benefit of the holders (the "Noteholders") of the notes issued under the Indenture.

                                    RECITALS

         A. On the date of this Agreement, the Company, the Administrative Agent, the Banks and others are entering into that certain Amended and Restated Credit Agreement (as the same is from time to time supplemented, amended, restated or extended, replaced or refinanced, the "Credit Agreement").

         B. On the date of this Agreement, the Company and the Trustee, on behalf of, and for the benefit of, the Noteholders, are entering into that certain Indenture (as the same is from time to time supplemented, amended, restated, extended, or increased, the "Indenture"), and the Company and Jefferies & Company Inc. (the "Initial Purchaser"), are entering into that certain Purchase Agreement dated December 12, 2000, as amended and restated on December 19, 2000, to be effective as of December 12, 2000, between the Company and the Initial Purchaser (as the same is from time to time supplemented, amended, or modified, the "Purchase Agreement"), pursuant to which, the Company will issue and sell to the Initial Purchaser the Company's $75,500,000 Senior Notes due 2007 (whether fixed rate or floating rate, the "Senior Notes").

         C. On the date of this Agreement, the Company, the Lenders and the Administrative Agent are entering into that certain Term Loan Credit Agreement (the "Term Loan Credit Facility"), pursuant to which the Lenders have made a term loan having a stated principal amount of $5,500,000 to the Company, said obligations being evidenced by various notes (the "Term Loan Notes").

         D. To secure, inter alia, the Credit Agreement Obligations (as herein defined) of the Company under the Credit Agreement, the Term Loan Credit Facility Obligations (as herein defined) of the Company under the Term Loan Credit Facility, the Indenture Obligations (as herein defined) of the Company under the Indenture (the Credit Agreement, the Term Loan Credit Facility, the Purchase Agreement and the Indenture collectively being the "Principal Agreements" and, together with the Security Documents (as herein defined), the "Credit Documents"), and the other obligations of the Obligors (as herein defined) under the Security Documents, the Company will execute and deliver the Security Documents pursuant to the Principal Agreements.

         E. The Lenders, the Banks, the Administrative Agent (for itself and on behalf of the other Banks and Lenders), the Trustee (for itself and on behalf of the Noteholders), and the Collateral Agent (the Banks, the Lenders, the Administrative Agent, the Trustee, the Noteholders and the Collateral Agent collectively being the "Creditors"), are entering into this Agreement to establish their relative rights with respect to payment of their respective Obligations owed by the Company and any of its subsidiaries now or hereafter executing a

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guarantee of the Credit Agreement Obligations or the Indenture Obligations (the
Company and such subsidiaries collectively being the "Obligors"), to agree as to the exercise of certain remedies and to appoint Hibernia National Bank as Collateral Agent for the purposes of dealing with the Credit Documents and apportioning payments among the Creditors and for other purposes as set forth herein.

         F. The execution and delivery of this Agreement is a condition precedent to the Banks' obligations under the Credit Agreement, to the Lenders' obligations under the Term Loan Credit Facility, and to the purchase of the Senior Notes by the Initial Purchaser under the Purchase Agreement.

         G. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and to induce the Administrative Agent and the Banks to enter into the Credit Agreement, the Lenders to enter into the Term Loan Credit Facility, the Trustee to enter into the Indenture, and the Noteholders to purchase the Senior Notes, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 Definitions. The terms defined in the recitals shall have the meanings assigned to those terms in such recitals, and the following terms shall have the meanings assigned as follows:

         "Advances" shall have the meaning set forth in the Credit Agreement.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean
(i) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; (ii) in the case of a corporation, beneficial ownership of 10% or more of any class of Capital Stock of such Person; and (iii) in the case of an individual (A) members of such Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (B) trusts, any trustee or beneficiaries of which are such Person or members of such Person's immediate family. Notwithstanding the foregoing, neither the Initial Purchaser nor any of its Affiliates will be deemed to be Affiliates of the Company.

         "Asset Disposition" shall mean any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions), whether or not the foregoing constitutes an "Asset Sale", and includes any disposition resulting from a casualty event or the exercise of any right of condemnation or expropriation other than a disposition of inventory in the ordinary course of business.

         "Asset Sale" shall mean any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of an Obligor (other than directors' qualifying shares), property or other assets, including by way of a sale/leaseback transaction (each referred to for the purposes of this definition as a "disposition"), by the Company or any of the Obligors (including any disposition by means of merger, consolidation or similar transaction) in a single transaction or a series of transactions, provided; that such transaction or series of transactions (i) has a fair market value in excess of $1.0 million, or (ii) results in Net Proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following transactions will be deemed not to be Asset Sales: (i) a disposition by an Obligor to the Company or by the Company or an Obligor to a Wholly Owned Subsidiary (as defined in the Indenture), (ii) a disposition of property or assets in the

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ordinary course of business, (iii) dispositions of inventory in the ordinary course of business, (iv) for purposes of Section 4.10 of the Indenture only, a disposition that constitutes a Restricted Payment permitted by Section 4.7 of the Indenture, (v) the sale, lease, transfer or other disposition of all or substantially all the assets of the Company as permitted under Section 5.1 of the Indenture or Section 7.35 of the Credit Agreement, (vi) the grant of Liens permitted by Section 4.12 of the Indenture or Section 7.28 of the Credit Agreement, and (vii) sales of obsolete or worn-out equipment; provided, that an exchange of assets transaction or series of related exchange of assets transactions (each an "Exchange Transaction") shall not be considered an "Asset Sale" if the assets received are related to the business of the Company or the Obligors; provided, that (A) in the event an Exchange Transaction involves an aggregate value in excess of $1.0 million, the terms of such Exchange Transaction shall have been approved by a majority of the disinterested members of the Board of Directors, (B) in the event such Exchange Transaction involves an aggregate value in excess of $5.0 million, the Company shall have received a written opinion from a nationally recognized independent investment banking firm that the Company has received consideration equal to the fair market value of assets disposed of and (C) any assets to be received shall be comparable to those being exchanged as determined in good faith by the Board of Directors.

         "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in New York, New York.

         "Cash Equivalents" means (i) securities issued by the United States of America or any agency or instrumentality thereof, (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

         "Collateral" shall mean the properties and rights described in the Security Documents as security for any of the Obligations.

         "Collateral Account" shall have the meaning set forth in Section 3.03.

         "Collateral Account Assets" shall mean assets from time to time credited to the Collateral Account.

         "Credit Agreement Notes" shall mean the Notes issued to the Banks under the Credit Agreement.

         "Credit Agreement Obligations" shall mean the "Indebtedness" as such term is defined in the Credit Agreement.

         "Commitments" shall mean the commitments of the Banks under the Credit Agreement.

         "Disgorged Amount" shall have the meaning set forth in Section 2.09.

         "Disgorged Creditor" shall have the meaning set forth in Section 2.09.

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         "Indemnity Matters" shall mean actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands, causes of action, costs, losses, liabilities, damages or expenses of any kind or nature whatsoever.

         "Indenture Obligations" shall mean the "Obligations" as such term is defined in the Indenture.

         "Issuing Bank" shall mean, for each of the Letters of Credit, the issuer of such Letter of Credit.

         "Letters of Credit" shall mean and include all letters of credit issued by the Issuing Bank under the Credit Agreement.

         "Lien" shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Majority Banks" shall mean the "Required Banks" as such term is defined in the Credit Agreement (being certain designated Banks and Banks owning at least two-thirds of the outstanding Advances under the Credit Agreement).

         "Majority Group 1 Creditors" shall mean Creditors having 50% or more of the outstanding principal amount of the then outstanding principal amount of the Senior Notes and the Term Loan Notes.

         "Majority Holders" shall mean Noteholders having 50% or more of the outstanding principal amount of the Senior Notes.

         "Majority Lenders" shall mean the "Majority Lenders" as defined in the Term Loan Credit Facility (being certain Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Term Loan Notes).

         "Net Proceeds" shall mean the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale or Asset Disposition (including payments in respect of deferred payment obligations when received), net of (i) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale or Asset Disposition (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company, (ii) taxes actually payable directly as a result of such Asset Sale or Asset Disposition (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the permanent repayment of Indebtedness (as defined in the Indenture) in connection with such Asset Sale or Asset Disposition, and (iv) appropriate amounts provided as a reserve by the Company or any Obligor, in accordance with GAAP, or any amount while placed in escrow, against any liabilities associated with such Asset Sale or Asset Disposition and retained by the Company or such Obligor, as the case may be, after such Asset Sale or Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations arising from such Asset Sale or Asset Disposition.

         "Obligations" shall mean all Credit Agreement Obligations, Term Loan Credit Facility Obligations and Indenture Obligations, including, but not limited to, all other sums of money which may be hereafter paid

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or advanced by the Collateral Agent, the Banks, the Lenders or the Trustee under the terms and provisions of this Agreement, any Principal Agreement or the other Security Documents as such sums of money relate either to the administration, protection and exercise of remedies in connection with this Agreement, any Principal Agreement or the Security Documents, or to any reimbursement and indemnity provisions contained in this Agreement, any Principal Agreement and the Security Documents.

         "Outstanding Amount" shall mean, at any time, the sum of (a) the aggregate amount of outstanding Advances and undrawn amounts of Letters of Credit issued under the Credit Agreement, (b) the outstanding principal amount of the issued and outstanding Term Loan Notes under the Term Loan Credit Facility and (c) the outstanding principal amount of the issued and outstanding Senior Notes under the Indenture.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

         "Pledge and Collateral Account Agreement" shall mean either (i) that certain Pledge and Collateral Account Agreement dated of even date herewith among the Company, Hibernia Investments, L.L.C., as securities intermediary, and the Collateral Agent, or (ii) such other agreement or agreements entered into by the Company and the Collateral Agent to create accounts and grant in favor of the Collateral Agent, for the ratable benefit of the Creditors, a valid and perfected, first priority Lien on all assets deposited therein and which is subject to the exclusive control and dominion of the Collateral Agent, in each case, as the same may from time to time be amended, modified, supplemented or replaced.

         "Principal Creditors" shall mean Noteholders, the Banks and the Lenders.

         "Pro Rata Share" shall mean as to each Creditor the percentage that the Obligations held by such Creditor represents of all Obligations.

         "Proceeds" shall mean all cash proceeds and other Property received by the Collateral Agent or any of the Administrative Agent, the Banks, the Lenders or the Trustee from or for the account of any Obligor, from whatever source.

         "Required Creditors" means Creditors having in the aggregate 25% or more of the Outstanding Amount.

         "Restricted Payment" shall have the meaning set forth in the Indenture.

         "Security Documents" shall mean the documents set forth on Annex 1 as such.

         "Term Loan Credit Facility Obligations" shall mean the "Indebtedness" as such term is defined in the Term Loan Credit Facility.

         "TIA" shall mean the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect from time to time.

         "Triggering Event" shall have the meaning assigned such term in Section 2.07.


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         Section 1.02 Headings. Article and section headings of this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

         Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, renewed, increased, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, provided such successors and assigns are permitted by the Credit Documents, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.


                                   ARTICLE II
                             APPLICATION OF PROCEEDS

         Section 2.01 Election to Pursue Remedies.

         (a) The amounts payable by the Obligors at any time under any of the Credit Documents to each Creditor shall be separate and independent debts, and, prior to the occurrence and continuance of a Triggering Event, each Creditor shall be entitled to enforce any right arising out of the applicable Principal Agreement, subject to the terms thereof and of this Agreement. Each Creditor hereby agrees that no Creditor other than the Collateral Agent (in its capacity as such) shall have any right individually to realize upon any Liens granted under the Security Documents, it being understood and agreed that such remedies may be exercised only by the Collateral Agent for the ratable benefit of the Creditors. After the occurrence and during the continuance of a Triggering Event, each of the Banks, the Lenders, the Administrative Agent and the Trustee further agrees that it shall not individually institute any judicial action pertaining to the Credit Documents, vote or represent or file any claims or proof of claims for any other Person in respect of the Obligations in connection with any bankruptcy, reorganization, insolvency proceedings or any similar proceedings, or exercise any other remedy (other than the right of set-off existing under the Credit Agreement), pertaining to the Credit Documents, except with the consent of the Required Creditors in accordance with the terms of this Agreement.

         (b) Upon the occurrence and during the continuance of any Triggering Event, the Collateral Agent shall, subject to Section 2.02 and Article IV, take or, as appropriate, direct the appropriate trustee or agent to take any and all actions provided for in the Security Documents relating to the pursuit of remedies, including the foreclosure or disposition of collateral and the collection of title insurance proceeds and casualty insurance proceeds, if any, only if such actions are authorized as provided in this Section 2.01.

         (c) Upon the occurrence and during the continuance of any Triggering Event, the Creditors shall vote on whether or not to pursue any remedy or remedies available to them at law or otherwise, including

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whether or not to foreclose on or dispose of Collateral, if any. If the Required
Creditors at such time vote to pursue any particular remedy or remedies, including foreclosure or disposition of collateral, instructions specifying the particular action to be taken from the Required Creditors shall be delivered to the Collateral Agent. Upon receipt by the Collateral Agent of such instructions from the Required Creditors, with indemnities appropriate for such instructions as provided in Section 5.04, the Collateral Agent shall immediately commence to take or direct the instructed actions (and continue to take such actions) relating such remedies.

         (d) Without regard to the occurrence of a Triggering Event, upon the written instruction of the Required Creditors, with indemnities appropriate for such instructions as provided in Section 5.04, the Collateral Agent shall (i) take or direct any action provided for in the Security Documents (other than foreclosure or disposition of the collateral) or proceed to enforce, or direct the enforcement of, consistent with the Security Documents and applicable law (other than foreclosure or disposition of the collateral), the rights or powers provided in the Security Documents and under applicable law for the benefit of the Creditors and shall give such notice or direction or shall take such action or exercise such right or power hereunder or under any of the Security Documents incidental thereto as shall be reasonably specified in such instructions and consistent with the terms of the Security Documents and this Agreement; and/or
(ii) execute such instruments or agreements or take such other action in connection with the Security Documents as may be deemed reasonably necessary or appropriate by the Required Creditors and consistent with the terms of the Security Documents and this Agreement. Such action may include, but is not limited to (x) the giving of any notice, approval, consent or waiver which may be called for under the Security Documents, (y) the requiring of the execution and delivery of additional Security Documents, or (z) employing agents or directing trustees in order to accomplish the actions requested.

         (e) From and including the date on which a Triggering Event occurs to and including the earlier of (a) the date that is thirty (30) days after the date on which such Triggering Event occurs and (b) the date on which the Required Creditors have delivered instructions to the Collateral Agent to pursue any particular remedy or remedies pursuant to Section 2.01(c) (such period of time being the "Standstill Period"), the Banks, the Lenders, the Administrative Agent and the Trustee shall not take any action (other than, in the case of the Administrative Agent and the Banks, terminating the Commitments under the Credit Agreement) to pursue any remedies in respect of such Triggering Event, including, without limitation, pursuing remedies available under any of the Principal Agreements, the Security Documents, or at law; provided, however, that the Collateral Agent, Administrative Agent, or the Trustee may take any action necessary to comply with any obligations imposed under any applicable law, including, without limitation, the TIA. Upon the expiration of any Standstill Period, the Collateral Agent shall pursue any remedies directed by the Required Creditors pursuant to Section 2.01(b), if any, or if no instructions have been delivered pursuant to Section 2.01(b), then the Collateral Agent shall take such action as it shall deem reasonable to protect the interests of the Creditors.

         (f) Nothing in this Section 2.01 shall impair the right of a Bank to exercise its rights of set-off existing under the Credit Agreement, but in any event, subject to the terms thereof and hereof.

         Section 2.02 Duty of the Collateral Agent.

         (a) The Collateral Agent shall not be obligated to follow any instructions of any one or more of the Creditors if: (i) such instructions conflict with the provisions of this Agreement or any other Credit Document or any applicable law or (ii) the Collateral Agent has not been adequately indemnified to its satisfaction. Nothing in this Article II shall impair the right of the Collateral Agent in its discretion to take any action authorized under the Credit Documents, to the extent that the consent of any of the Creditors is not required

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



or to the extent such action is not prohibited by the terms hereof, which it deems proper and consistent with the instructions given by the Creditors as provided for herein. In the absence of written instructions, containing the appropriate indemnities, from the Creditors or Required Creditors as appropriate for any particular matter, the Collateral Agent shall have no duty to take or refrain from taking any action unless such action or inaction is explicitly required by the terms of this Agreement or any applicable law, including, without limitation, the TIA.

         (b) Beyond its duties expressly provided herein or in any Credit Document and its duties to account to the Creditors and/or the Obligors for monies and other property received by it hereunder or under any Credit Document, the Collateral Agent shall not have any implied duty to the Creditors or any Obligor as to any property belonging to an Obligor (whether or not the same constitutes collateral) in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

         Section 2.03 Application of Proceeds. Upon the occurrence and during the continuance of a Triggering Event, all Proceeds received by the Collateral Agent from any Obligor, including all realizations from collateral and proceeds of title and casualty insurance and whether or not all obligations of the Creditors are cross-collateralized (net of the costs and expenses reasonably incurred in connection therewith and any taxes, assessments or prior liens) shall be applied promptly by the Collateral Agent in the following order of priority:

         (i) FIRST: to the ratable payment and reimbursement of all fees, expenses and indemnities owed to the Collateral Agent (including the legal fees and expenses of its agents and counsel);

         (ii) SECOND: without duplication of clause FIRST, to the payment and reimbursement of all fees (other than Unused Fees and Letter of Credit fees under the Credit Agreement), expenses and indemnities owed to the Banks, the Lenders, the Administrative Agent and the Trustee under or provided for under the Credit Agreement, the Term Loan Credit Facility or the Indenture; and if such monies shall not be sufficient to pay in full the entire amount then outstanding, then to make pro rata payments, without any preference or priority, to the Lenders, the Banks, the Administrative Agent, and the Trustee;

         (iii) THIRD: to the payment of accrued and unpaid interest on Advances, Commitment Fees and Letter of Credit Fees payable under the Credit Agreement; and if such monies shall not be sufficient to pay in full the entire amount then outstanding, then to make pro rata payments, without any preference or priority, to each Bank;

         (iv) FOURTH: to the Collateral Agent to hold as cash collateral to reimburse the Issuing Bank under the Credit Agreement for all amounts which may thereafter reasonably be incurred in connection with any outstanding Letters of Credit issued under the Credit Agreement; and when the amount of cash collateral then held exceeds the maximum amount which may be drawn upon under the then outstanding Letters of Credit, such amount shall be released for further distribution in accordance with clauses FIFTH to FINALLY;

         (v) FIFTH: to the ratable payment of the outstanding principal balance of the Advances (provided that the aggregate amounts paid under clauses Fourth and Fifth shall not exceed $25,000,000); and if such monies shall not be sufficient to pay in full the entire amount then outstanding, then to make pro rata payments, without any preference or priority, to each Bank;

         (vi) SIXTH: to the payment of accrued and unpaid interest on the Senior Notes payable under the Indenture and the Term Loan Notes payable under the Term Loan Credit Facility, and if such monies shall not be sufficient to pay in full the entire amount then outstanding, then to make pro rata payments, without any preference or priority, to each Lender and Noteholder;

         (vii) SEVENTH: to the ratable payment of the outstanding principal balance of the Term Loan Notes and the Senior Notes (including any premium then due); and if such monies shall not be sufficient to pay in full the entire amount then outstanding, then to make pro rata payments, without any preference or priority, to each Lender and Noteholder;

         (viii) EIGHTH: to the payment and reimbursement of all fees, expenses and indemnities owed to the Noteholders under or provided for under the Indenture, and to the Lenders under or provided for under the Term Loan Credit Facility; and if such monies shall not be sufficient to pay in full the entire amount then outstanding, then to make pro rata payments, without any preference or priority, to the Noteholders;

         (ix) NINTH: to the Collateral Agent to hold as cash collateral to make payments or deposits due under the Credit Agreement, the Term Loan Credit Facility or the Indenture until such time as it determines that all such obligations have been paid in full or pay any other amounts which may be then due and owing; and

         (x) FINALLY: to the payment of the remainder, if any, to the Company or its successor or as a court of competent jurisdiction may otherwise direct.

         Section 2.04 Payments by Collateral Agent. All payments hereunder by the Collateral Agent to (a) the Administrative Agent, the Banks or the Lenders shall be delivered to the Administrative Agent for distribution to such Person in the manner set forth in the Credit Agreement and the Term Loan Credit Facility, as applicable, and (b) to the Trustee or the Noteholders to the Trustee for distribution to such Person in the manner set forth in the Indenture.

         Section 2.05 Notices under Related Documents. The Collateral Agent shall deliver to the Administrative Agent and the Trustee promptly upon receipt thereof, duplicates or copies of all material notices, requests and other instruments received by the Collateral Agent under or pursuant to this Agreement or any Credit Document, to the extent that the same shall not have been previously furnished to such Creditor pursuant hereto or thereto. Promptly upon obtaining such knowledge, the Administrative Agent and the Trustee agree: (a) to deliver to the Collateral Agent, at the same time it makes delivery to the Obligors, a copy of any notice of default, notice of intent to accelerate or notice of acceleration with respect to the Obligations subject to this Agreement; (b) to deliver to the Collateral Agent, at the same time it makes delivery to any other Person, a copy of any notice of the commencement of any judicial proceeding and a copy of any other notice with respect to the exercise of remedies with respect to the Obligations subject to this Agreement.

         Section 2.06 Voting Procedure.

         (a) For purposes of any provision hereof or in any Credit Document that requires or permits a vote of the Required Creditors, if more than one group of Required Creditors votes with respect thereto, then the group of Required Creditors holding the highest percentage of the Outstanding Amount shall be the Required Creditors for such purpose.

         (b) (i) When this Agreement requires a vote of the Required Creditors, the Collateral Agent shall poll each group constituting the Principal Creditors in order to determine the vote of the Required Creditors (and such vote shall be binding upon the Creditors who are not among the Required Creditors). The Obligors and the Creditors may rely on the Collateral Agent with regard to any such vote without any duty of further inquiry.

             (ii) When this Agreement requires a vote of the Majority Group 1 Creditors, or when either the Indenture requires a vote of the Majority Holders or the Term Loan Credit Facility requires a vote of the Majority Lenders, unless otherwise required by Section 2.07(d), such matter shall be controlled by the vote of the Majority Group 1 Creditors and the Trustee shall poll the Lenders and the Noteholders in order to determine the vote of the Majority Group 1 Creditors (and such vote shall be binding upon all Lenders and Noteholders who are not among the Majority Group 1 Creditors). The Obligors and the other Creditors may rely on the Trustee with regard to any such vote without any duty of further inquiry.

         (c) Unless otherwise specified in this Agreement, when voting as separate groups for purposes of a particular Principal Agreement, the provisions of the Credit Agreement will control the voting mechanics for determining whether the Majority Banks have approved a matter hereunder, the provisions of the Term Loan Credit Facility will control the voting mechanics for determining whether the Majority Lenders have approved a matter hereunder, and the provisions of the Indenture shall control the voting mechanics for determining whether the Majority Noteholders have approved a matter hereunder.

         (d) The Lenders under the Term Loan Credit Facility and the Trustee on behalf of the Noteholders agree that so long as both Indenture Obligations and Term Loan Credit Facility Obligations are outstanding: (i) the Noteholders and the Lenders will vote on all matters under both the Indenture and the Term Loan Credit Facility as a single group of creditors and that in determining whether or not a required percentage of creditors under either the Indenture or the Term Loan Credit Facility has agreed to any particular matter, such provision shall require the requisite percentage of the then outstanding principal amount of both the Senior Notes and the Term Loan Notes and (ii) that any consent, amendment, supplement, waiver, action or inaction granted or agreed to by such requisite percentage shall bind all Noteholders and all Lenders under both the Indenture and the Term Loan Credit Facility; provided that Defaults in the payment or prepayment of principal and interest or the purchase price following a redemption shall only be waived with the consent of the majority in principal amount of the Indebtedness affected in accordance with the terms of the relevant Principal Agreement.

         Section 2.07 Triggering Event. The occurrence of any of the following shall constitute a "Triggering Event":

         (a) The occurrence and continuance of an "Event of Default" under Sections 9.07, 9.08, 9.09, 9.10, 9.11, or 9.12 of the Credit Agreement or the occurrence and continuance of an "Event of Default" under Section 6.1(8) or
Section 6.1(9) of the Indenture; or

         (b) The Collateral Agent shall have received from either the Administrative Agent or the Majority Banks, as appropriate, written advice, which advice shall reference this Section 2.07, (i) that an "Event of Default" under the Credit Agreement has occurred and is continuing and (ii) that the unpaid principal amount of the Credit Agreement Notes and all interest accrued and unpaid thereon have been declared to be then due and payable; or

         (c) The Collateral Agent shall have received from either the Administrative Agent or the Majority Lenders, as appropriate, written advice, which advice shall reference this Section 2.07, (i) that an "Event of

Default" under the Term Loan Credit Facility has occurred and is continuing and
(ii) that the unpaid principal amount of the Term Loan Notes and all interest accrued and unpaid thereon have been declared to be then due and payable; or

         (d) The Collateral Agent shall have received from the Trustee or the Noteholders of at least 25% of the outstanding principal amount of the Senior Notes, as appropriate, written advice, which advice shall reference this Section 2.07, (i) that an "Event of Default" under the Indenture has occurred and is continuing and (ii) that the unpaid principal amount of the Senior Notes and all interest accrued and unpaid thereon have been declared to be then due and payable.

         Section 2.08 Pro Rata Treatment; Payment Disgorgement. The Creditors hereby agree among themselves that (a) prior to the occurrence and continuance of a Triggering Event, each Creditor shall be entitled to receive and retain for its own account, and shall never be required to disgorge to the Collateral Agent or any other Creditor hereunder, scheduled payments or voluntary prepayments, payments for the redemption or purchase of principal, interest, fees and premium, if any, and any other payments in respect of the Principal Agreements, all in compliance with the terms thereof, and (b) after the occurrence and during the continuance of a Triggering Event, all Proceeds shall be applied by the Collateral Agent and shared by the Creditors in accordance with the respective Pro Rata Share held by each of them and in accordance with Section
2.03. In the event that any Creditor shall obtain payment after the occurrence and during the continuance of a Triggering Event, whether in whole or in part, from any source (other than payments made by the Collateral Agent in accordance with Section 2.03) in respect of its portion of the Obligations, including, without limitation, payments by reason of the exercise of its right of offset, banker's lien, general lien or counterclaim or otherwise through the exercise of any remedy or any other effort to collect amounts due from any Obligor, such Creditor shall (i) promptly notify the Collateral Agent, (ii) hold such amounts in trust for the benefit of the Creditors until forwarded to the Collateral Agent for purposes of making distributions in accordance with Section 2.03, and
(iii) as soon as practicable, forward such amount in immediately available funds to the Collateral Agent for such distribution.

         Section 2.09 Bankruptcy Preferences. If any payment actually received by any Creditor is subsequently invalidated, declared to be fraudulent or preferential or set aside and is required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state, provincial or Federal law, common law, or equitable cause (any such amount required to be repaid being a "Disgorged Amount"), then such Creditor (the "Disgorged Creditor") shall have a claim under Section 2.03 in an amount equal to the Disgorged Amount, and the Collateral Agent shall pay the Disgorged Amount to such Disgorged Creditor in the order of priority set forth in Section 2.03 as if payment in respect of such Disgorged Amount had never been made by the Collateral Agent to such Disgorged Creditor hereunder; provided, however, that any amounts payable by the Collateral Agent to a Disgorged Creditor pursuant to this Section 2.09 shall be payable solely from Proceeds, if any, and no Creditor shall be required to pay to the Collateral Agent, a Disgorged Creditor or any other Person any amounts in respect of any Disgorged Amounts. If this Agreement has terminated and any payment actually received by any Creditor is subsequently invalidated, rescinded, declared to be fraudulent or preferential or set aside and is required to be repaid under any bankruptcy or other similar law, then this Agreement shall be reinstated and its provisions will continue in effect for the benefit of such Creditor until such amounts are fully and finally paid in cash.

         Section 2.10 Marshaling. The Collateral Agent shall not be required to marshal any present or future security (including without limitation any collateral described in any of the Credit Documents), or guaranties of the Obligations or any part or portion thereof, or to resort to such security or guaranties in any particular order; and all rights in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that they lawfully may, each Obligor and each Creditor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay or impede the enforcement of the Creditors' rights under the Credit Documents or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed.

                                   ARTICLE III
                              COLLATERAL; CREDITORS

         Section 3.01 Status of Liens; Collateral.

         (a) Each Creditor agrees that, subject to Section 2.03 and notwithstanding anything to the contrary contained in any Credit Document, (i) all Creditors shall rank pari passu in priority with respect to any Lien on any Collateral securing the Obligations, and (ii) all Liens on any Collateral securing any Obligations shall rank pari passu with one another.

         (b) Each Bank and the Administrative Agent agree to execute and deliver instruments reasonably requested by the Trustee, the Noteholders holding at least 25% of the principal of the Senior Notes or their legal counsel as necessary to create and perfect Liens in favor of the Collateral Agent for the ratable benefit of all Creditors on any existing collateral securing any Credit Agreement Obligations, including, without limitation, executing and delivering mortgages, security agreements, financing statements, amendments to financing statements and any other agreements, documents, certificates or instruments necessary to accomplish the foregoing. The Trustee acknowledges and agrees (for itself and on behalf of the Noteholders) that neither the Administrative Agent, the Collateral Agent nor any Bank is responsible in any manner to the Trustee or any Noteholder for (i) any recitals, statements, representations or warranties made by the Company, or any officer or representative of the Company contained in any Security Document or any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in or received by the Trustee or any Noteholder under or in connection with any Security Document or any other Credit Document, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Security Document or any other Credit Document, (iii) any failure of any Obligor to perform its obligations under any Security Document or any other Credit Document, (iv) the creation, effectiveness, perfection or priority of any Lien granted or intended to be granted under any Security Document or any other Credit Document, or (v) any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Collateral.

         (c) Each Creditor agrees that if such Creditor takes any additional collateral in respect of any Obligations, such Creditor shall take any and all action necessary to create and perfect Liens on any such collateral in favor of the other Creditors for the equal and ratable benefit of all Creditors, including, without limitation, executing and delivering mortgages, security agreements, financing statements, amendments to financing statements, and any other agreements, documents, certificates or instruments necessary to accomplish the foregoing.

         (d) Each Creditor agrees to take any and all action necessary to cause the Collateral Agent to be designated as the sole secured party in respect of any Lien on any Collateral securing the Obligations, including, without limitation, executing and delivering mortgages, security agreements, financing statements, amendments to financing statements, and any other agreements, documents, certificates or instruments evidencing or required or permitted to be filed to create or perfect a Lien on Collateral.

         (e) Each Creditor and each Obligor agrees to take any and all action necessary to cause the Collateral Agent to be named (i) as loss payee or as an additional insured on any and all casualty insurance policies in respect of the Collateral, and (ii) as the named insured on any lender's title insurance policies in respect of the collateral , including, without limitation, executing and delivering any policies, amendments, endorsements, and any other agreements, documents, certificates or instruments necessary to accomplish the foregoing.

         (f) Each Creditor and each Obligor will from time to time sign, execute, deliver and file, alone or with the Collateral Agent or any other Creditor or any other Obligor, and hereby authorizes the Collateral Agent to file, any financing statements, security agreements, documents, certificates or instruments pertaining to the Collateral, or any part thereof; procure any agreements, documents, certificates or instruments as may be requested by the Collateral Agent; and take all further action that may be necessary or desirable, or that the Collateral Agent may reasonably request, to confirm, perfect, preserve and protect the security interests intended to be granted under the Security Documents, and in addition, each of the Creditors and the Obligors hereby authorizes the Collateral Agent to execute and deliver on behalf of such Person and to file such other financing statements, security agreements and other agreements, documents, certificates or instruments without the signature of such Person either in the Collateral Agent's name or in the name of such Person and as agent and attorney-in-fact for such Person. Each Creditor and each Obligor shall do all such additional and further acts or things, give such assurances and execute such agreements, documents, certificates or instruments as the Collateral Agent requires to vest more completely in and assure to the Collateral Agent and the Creditors their rights under this Agreement (including this Section 3.01), including, without limiting the generality of the foregoing, marking conspicuously each note or other instrument evidencing the Obligations with the legend described in Section 3.05 and, at the request of the Collateral Agent, each of its records pertaining to the Collateral with such legend.

         Section 3.02 Possession, Use and Release of Collateral.

         (a) Unless an "Event of Default" under any Principal Agreement shall have occurred and be continuing, the Company and the Obligors will have the right to remain in possession and retain exclusive control of the Collateral securing the Obligations (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Collateral Agent in the Collateral Account and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

         (b) Upon compliance by the Company with the conditions set forth below in respect of any Asset Disposition to any Person involving Collateral (including the disposition of all of the Capital Stock of an Obligor), the Collateral Agent will release the Released Interests (as defined below) from the Lien of the Credit Documents and reconvey the Released Interests to the Company or such other Person as the Company may direct in writing. The Company will have the right to obtain a release of items of Collateral subject to any Asset Disposition or owned by an Obligor all of the Capital Stock of which is subject of an Asset Disposition (the "Released Interests") upon compliance with the condition that the Company deliver to the Collateral Agent the following with respect to those Asset Dispositions of Collateral that constitute Asset Sales:

                  (i) a notice from the Company requesting the release of Released Interests:

                           (A) describing the proposed Released Interests; and

                           (B) specifying the value of such Released Interests
on a date within 60 days of the Company notice (the "Valuation Date"); and

                           (C) stating that the purchase price or other property
to be received in consideration for such Released Interests is at least equal to the fair market value of the Released Interests; and

                           (D) stating that the release of such Released
Interests will not interfere with the Collateral Agent's ability to materially realize the value of the remaining Collateral and will not materially impair the maintenance and operation of the remaining Collateral; and

                           (E) confirming the Asset Disposition of, or an
agreement to enter into an Asset Disposition for, such Released Interests in a bona fide transaction to a Person that is not an Affiliate of the Company or, in the event that such Asset Disposition is to a Person that is an Affiliate, confirming that such Asset Disposition is made in compliance with the provisions set forth in Section 7.31 of the Credit Agreement and Section 4.11 of the Indenture (including as such section may be incorporated by reference in the Term Loan Credit Facility), to the extent applicable; and

                           (F) in the event there is to be a substitution of
property for the Collateral subject to the Asset Disposition, specifying the property intended to be substituted for the Collateral to be disposed of;

                  (ii) an Officers' Certificate stating that:

                           (A) such Asset Disposition complies with the terms
and conditions of Section 4.10 and Section 4.7 of the Indenture (including as such sections may be incorporated by reference in the Term Loan Credit Facility) and Section 7.37 and Section 7.29 of the Credit Agreement, to the extent applicable; and

                           (B) all Net Proceeds from such Asset Disposition will
be applied pursuant to Section 4.10 of the Indenture (including as such section may be incorporated by reference in the Term Loan Credit Facility) and Section
7.37 of the Credit Agreement, to the extent applicable; and

                           (C) there is no "Event of Default" under any
Principal Credit Agreement in effect or continuing on the date thereof or the date of such Asset Disposition; and

                           (D) the release of the Collateral will not result in
an "Event of Default" under any Principal Agreement; and

                           (E) upon the delivery of such Officers' Certificate,
all conditions precedent in the Indenture and, to the extent applicable, the Term Loan Credit Facility and the Credit Agreement, relating to the release in question will have been complied with; and

                  (iii) all other documentation required by the TIA, if any, prior to the release of Collateral by the Collateral Agent and, in the event there is to be a contemporaneous substitution of property for the Collateral subject to the Asset Disposition, all documentation necessary to effect the substitution of such new Collateral.

         (c) Notwithstanding the provisions of this Section 3.02, so long as no "Event of Default" under any Principal Agreement shall have occurred and be continuing, the Company may engage in any number of ordinary course activities in respect of the Collateral, in limited dollar amounts specified by the TIA, upon satisfaction of certain conditions. For example, among other things, subject to such dollar limitations and conditions, the Company would be permitted to:

                  (i) sell or otherwise dispose of any property subject to the Lien of the Principal Agreements and the Security Documents, in the ordinary course or which may have become worn out or obsolete; and

                  (ii) abandon, terminate, cancel, release or make alterations in or substitutions of any leases or contracts subject to the Lien of the Principal Agreements or any of the Security Documents; and

                  (iii) surrender or modify any franchise, license or permit subject to the Lien of the Principal Agreements or any of the Security Documents which it may own or under which it may be operating; and

                  (iv) alter, repair, replace, change the location or position of and add to its structures, machinery, systems, equipment, fixtures and appurtenances; and

                  (v) demolish, dismantle, tear down or scrap any Collateral or abandon any thereof; and

                  (vi) grant leases or sub-leases in respect of real property to the extent any of the preceding does not constitute an Asset Disposition.

         Section 3.03 Deposit, Use and Release of Collateral Account Assets.

         (a) The Net Proceeds from any Asset Disposition involving Collateral and any other Cash Equivalent pledged to the Collateral Agent as security for any of the Obligations shall be deposited into a securities account or other account (the "Collateral Account") established and maintained pursuant to the Pledge and Collateral Account Agreement. All amounts on deposit in the Collateral Account shall be treated as financial assets and cash funds on deposit in the Collateral Account may be invested at the direction of the Company in Cash Equivalents; provided, however, in no event shall the Company have the right to withdraw funds or assets from the Collateral Account except in compliance with the terms of this Section 3.03 and the Pledge and Collateral Account Agreement, and all assets credited to the Collateral Account shall be subject to a Lien in favor of the Collateral Agent. Any such funds will be released to the Company by its delivering to the Collateral Agent an Officers' Certificate stating that:

                  (i) no "Event of Default" under any Principal Agreement has occurred and is continuing as of the date of the proposed release; and

                  (ii) (A) if such Collateral Account Assets represent Net Proceeds in respect of an Asset Sale, that such funds will be applied in accordance with Section 4.10 of the Indenture (including as such section may be incorporated by reference in the Term Loan Credit Facility) and Section 7.37 of the Credit Agreement, to the extent applicable, or (B) if such Collateral Account Assets do not represent Net Proceeds in respect of an Asset Sale, that such amounts will be utilized in connection with the business of the Company and the Obligors in compliance with the terms of the Principal Agreements; and

                  (iii) all other conditions precedent in the Principal Agreements relating to the release in question have been complied with; and

                  (iv) all documentation required by the TIA, if any, prior to the release of such Collateral Account Assets by the Collateral Agent has been delivered to the Collateral Agent and the Trustee.

         Section 3.04 Property of Obligors. The Creditors agree that all the provisions of this Agreement shall apply to any and all properties and rights of the Obligors or any other Obligor in which the Collateral Agent (in its capacity as such) or any Creditor at any time acquires a right of set-off or Lien, whether pursuant to the Credit Documents, the Principal Agreements or a judgment, including, without limitation, real property or rights in, on or over real property, notwithstanding any provision to the contrary in any mortgage, leasehold mortgage or other document purporting to grant or perfect any Lien in favor of any Creditor or the Collateral Agent.

         Section 3.05 Legends. Each Creditor shall mark, or cause to be marked, at all times on each note or other instrument evidencing the Obligations to which it is a holder a legend, in form and substance satisfactory to the Collateral Agent, indicating that the rights, remedies and obligations of the Obligors and the holders of such note or other instrument shall be limited by and subject to the terms of this Agreement.

         Section 3.06 Creditor Dealings; Good Faith. Nothing contained in this Agreement shall prevent any Principal Creditor from dealing directly or negotiating with any other Principal Creditor for any purpose, including, but not limited to, the purpose of attempting to reach agreement as to any vote or proposed vote relating to the Collateral Agent's actions hereunder, whether or not any Triggering Event or other "Default" or "Event of Default" has occurred under the Principal Agreements. Each Lender, each Bank and the Administrative Agent covenants and agrees with and for the benefit of the Trustee and the Noteholders, and Trustee covenants and agrees with and for the benefit of each Lender, each Bank and the Administrative Agent, that it will, in taking any action under this Agreement or directing the Collateral Agent to exercise any remedy hereunder or under any other Credit Document, take such action or make such direction in good faith and in a commercially reasonable manner and not for the purpose of hindering, delaying, obstructing or preventing the exercise by the other of its rights under the Credit Documents.

                                   ARTICLE IV
                           CALCULATION OF OBLIGATIONS

         Section 4.01 Notice of Amount of Obligations. Upon receipt of any Proceeds to be distributed pursuant to Section 2.03, the Collateral Agent shall give the Creditors notice thereof, and each Lender and the Trustee shall within five (5) Business Days notify the Collateral Agent of the amount of Obligations owing to such Lender or the Noteholders. Such notification shall state the amount of its Obligations, how much is then due and owing, and, in the case of any Bank, how much is Obligations in respect of Letters of Credit. Each Creditor with Obligations in respect of Letters of Credit shall describe the status of such Obligations. If requested by the Collateral Agent, each Creditor shall demonstrate that the amounts set forth in its notice are actually owing to such Creditor to the satisfaction of the Collateral Agent.

         Section 4.02 Payment Account. Prior to taking any action to enforce any Lien or remedy under any Credit Document, or requesting cash collateral for the Letters of Credit, the Collateral Agent shall establish an account (the "Payment Account") at its banking quarters in New Orleans, Louisiana (or such other city where any successor may maintain banking quarters) designated the "Piccadilly Cafeterias, Inc. Payment Account", and deposit any Proceeds therein, and make payments therefrom in accordance with terms hereof.

                                    ARTICLE V
                              THE COLLATERAL AGENT

         Section 5.01 Appointment of Collateral Agent. Each Creditor hereby designates Hibernia National Bank to act as the Collateral Agent for the Creditors under any of the Security Documents, the enforcement of any Liens granted thereunder and the collection of Proceeds following the disposition of any such collateral. Each Creditor hereby authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Credit Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to either Hibernia National Bank, as Administrative Agent, or The Bank of New York, as Trustee, or required of the Collateral Agent by the terms hereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees. The Collateral Agent agrees to act as Collateral Agent upon the express terms and conditions contained in this Article V.

         Section 5.02 Nature of Duties of Collateral Agent. The Collateral Agent shall have no duties or responsibilities, except those expressly set forth in this Agreement or any Credit Document. The Collateral Agent shall have and may exercise such powers hereunder and under the Credit Documents as are specifically delegated to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable to the Creditors for any action taken or omitted by it as such hereunder or under the Credit Documents, unless caused solely by its or their gross negligence or willful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature; and the Collateral Agent, in its capacity as such, shall not have by reason of this Agreement a fiduciary relationship in respect of any Creditor and shall not assume any of the duties or obligations imposed on the Trustee or the Administrative Agent, in such capacities, under any Credit Document or any applicable law, including, without limitation, the TIA. Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any Obligations in respect of this Agreement and the other Credit Documents except as expressly set forth herein. The Collateral Agent shall at all times exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         Section 5.03 Lack of Reliance on the Collateral Agent.

         (a) Independently and without reliance upon the Collateral Agent or any other Creditor, each Creditor, to the extent it deems appropriate, has made (i) its own independent investigation of the financial condition and affairs of the Obligors based on such documents and information as it has deemed appropriate in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the credit worthiness of the Obligors. Each Creditor also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Obligations or the Credit Documents. Except as expressly provided in this Agreement and the other Credit Documents, the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Creditor with any credit or other information concerning the affairs, financial condition or business of the Obligors which may come into the possession of the Collateral Agent or any of its Affiliates whether now in its possession or in its possession at any time or times hereafter; and the Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, any Credit Document or any other document referred to or provided for herein or to inspect the Properties or books of any Obligor.

         (b) The Collateral Agent shall not (i) be responsible to any Creditor for any recitals, statements, information, representations or warranties herein, in any Credit Document, or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement, the Obligations or the Credit Documents or the financial condition of the Obligors; or (ii) be required to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement, the Obligations or the Credit Documents, the financial condition of the Obligors, or the existence or possible existence of any "Default" or "Event of Default" under the Principal Agreements.

         Section 5.04 Certain Rights of the Collateral Agent. If the Collateral Agent shall request instructions from the Creditors with respect to any act or action (including the failure to act) in connection with this Agreement, the Obligations and the Credit Documents, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received instructions from the Required Creditors pursuant to the terms hereof; and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under this Agreement or the Credit Documents in accordance with the written instructions given in accordance with this Agreement and such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Creditors. Except for action expressly required of the Collateral Agent pursuant to the terms hereof, the Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under the Credit Documents unless it shall first be indemnified to its satisfaction by the Obligors or the Creditors against any and all liability and expense which may be incurred by the Collateral Agent by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Article V or any indemnity or instructions provided by any or all of the Creditors, the Collateral Agent shall not be required to take any action which exposes the Collateral Agent to personal liability or which is contrary to this Agreement, the Credit Documents or applicable law.

         Section 5.05 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Senior Note, Credit Agreement Note or other instrument evidencing the Obligations, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Collateral Agent may consult with independent legal counsel (which shall not be counsel for the Obligors), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 5.06 COLLATERAL AGENT'S REIMBURSEMENTS AND INDEMNIFICATION. TO THE EXTENT THE COLLATERAL AGENT IS NOT REIMBURSED BY THE COMPANY OR ANY OTHER OBLIGOR, EACH LENDER WILL REIMBURSE AND INDEMNIFY THE COLLATERAL AGENT, IN PROPORTION TO ITS PRO RATA SHARE, FOR AND AGAINST ANY AND ALL INDEMNITY MATTERS WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE COLLATERAL AGENT IN PERFORMING ITS DUTIES HEREUNDER OR UNDER ANY CREDIT DOCUMENT OR OTHERWISE IN CONNECTION HEREWITH OR THEREWITH, INCLUDING LOSSES OCCURRING FROM THE ORDINARY AND/OR COMPARATIVE NEGLIGENCE OF THE COLLATERAL AGENT, IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT; PROVIDED THAT NO CREDITOR SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM THE COLLATERAL AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         Section 5.07 The Collateral Agent in its Individual Capacity. With respect to its Obligations under the Credit Agreement, the Collateral Agent shall have the same rights and powers hereunder as any other Creditor and may exercise the same as though it were not performing the duties specified herein; and the terms "Banks","Lenders", "Creditors", "Required Creditors", or any similar terms shall, unless the context clearly otherwise indicates, include Hibernia National Bank (or any successor Collateral Agent), in its individual capacity as and to the extent it is a holder of any Credit Agreement Note or is an Issuing Bank and not in its capacity as Administrative Agent or as the Collateral Agent. The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Obligors or any Affiliate of the Obligors as if it were not performing the duties specified herein, and may accept fees and other consideration from the Obligors for services in connection with this Agreement and otherwise without having to account for the same to the Creditors.

         Section 5.08 Creditors as Owners. The Collateral Agent may deem and treat each Creditor as the owner of such Creditor's Obligations for all purposes hereof unless and until the Collateral Agent is notified of a change in Creditors.

         Section 5.09 Successor Collateral Agent.

         (a) The Collateral Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Creditors and the Company and may be removed at any time with cause, by the Required Creditors, which resignation or removal shall be effective upon the appointment of a successor to the Collateral Agent. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Collateral Agent, and upon any such removal, the Required Creditors shall have the right to appoint a successor Collateral Agent. If within thirty (30) days after the retiring Collateral Agent's giving of notice of resignation or the Required Creditors' removal of the retiring Collateral Agent, no successor Collateral Agent shall have been so appointed by the Majority Banks or the Required Creditors, as applicable, and accepted such appointment, then, the retiring Collateral Agent may, on behalf of the Creditors, appoint a successor Collateral Agent, which shall be a bank which maintains an office in the United States of America, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $50,000,000 as of the date of its most recent financial statements.

         (b) Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties under this Agreement. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

         Section 5.10 Employment of Collateral Agent and Counsel. The Collateral Agent may execute any of its duties as Collateral Agent hereunder or under the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Creditors for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care, provided that the Collateral Agent shall always be obligated to account for moneys or securities received by it or its authorized agents. The Collateral Agent shall be entitled to advice of independent counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under the Credit Documents.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.01 Authority. The parties hereto represent and warrant that they have all requisite power to, and have been duly authorized to, enter into this Agreement.

         Section 6.02 Termination.

         (a) Subject to Section 2.09 and Section 6.02(b), this Agreement shall terminate upon receipt by the Collateral Agent of evidence satisfactory to it that (i) all Obligations have been paid in full and all obligations in respect of the Credit Documents have been satisfied in full, and (ii) the termination of the Credit Documents pursuant to the terms thereof.

         (b) If no Triggering Event has occurred and is continuing and the Credit Agreement Obligations have been fully and finally paid, the Company may request that this Agreement remain in place for the benefit of a future group of lenders which thereafter provide a working capital line of credit to the Company and which agrees to be bound by the terms of this Agreement. During such time,
(i) the Company shall find a financial institution having qualifications to be agreed upon to be the Collateral Agent, and in the absence of such an institution, and assignment from the then existing Collateral Agent, the Trustee shall become the Collateral Agent; and (ii) all references to Required Creditors shall refer only to Noteholders and Lenders having 25% or more of the outstanding principal amount of the Senior Notes and the Term Loan Notes. In the event the Trustee becomes the Collateral Agent, the Company agrees to pay Trustee's usual and customary costs associated with performing Collateral Agent duties.

         Section 6.03 Amendments. Amendments, modifications, supplements, waivers, consents and approvals of or in connection with (a) this Agreement may be effectuated only upon the written consent of the Majority Banks and the Majority Group 1 Creditors (and, if the rights or duties of the Collateral Agent, the Administrative Agent or the Trustee or any Obligors are affected thereby, by the Collateral Agent the Administrative Agent, the Trustee or the applicable Obligor, as the case may be); provided, however, that Section 2.03 shall not be amended without the unanimous written consent of the Principal Creditors (and, if the rights or duties of the Collateral Agent, the Administrative Agent or the Trustee or any Obligors are affected thereby, by the Collateral Agent the Administrative Agent, the Trustee or the applicable Obligor, as the case may be), (b) the Principal Agreements may be effectuated only in accordance with the terms contained therein; provided, however, that the Credit Agreement may not be amended if, after giving effect thereto, the aggregate principal amount of Obligations owed thereunder secured by the Collateral would be greater than $25,000,000, and provided further that the Term Loan Credit Facility may only be amended in accordance with the terms of Section 2.06, and (c) the Security Documents may be effectuated only upon the written consent of the Majority Banks; provided that (i) no Security Document may be amended if the effect thereof would be (A) to secure additional Obligations (other than additional Senior Notes issued under Clause (ii) of Section 2.2 of the Indenture) or any other obligations, (B) to secure indebtedness or obligations owed in favor of any other creditor or groups of creditors, (C) to change the priority of or subordinate the Liens created thereby, (D) to modify any material remedy provided for therein, or (E) to cause the Indenture Obligations, Term Loan Credit Facility Obligations and the Credit Agreement Obligations to not be equally and ratably secured thereby, (ii) amendments, modifications, supplements, waivers, consents and approvals of or in connection with the Pledge and Collateral Account Agreement may be effectuated only upon the written consent of the Majority Banks and the Majority Group 1 Creditors, and (iii) if the Credit Agreement or the Term Loan Credit Facility at any time cease to be in effect, the Security Documents may be amended subject to the terms of the Indenture.

         Section 6.04 Notices, etc. All notices and other communications hereunder shall be given in writing and shall be given to such Person at its address or telecopy number as follows:

         To the Company:

                Piccadilly Cafeterias, Inc.
                3232 Sherwood Forest Blvd.
                Baton Rouge, Louisiana 70816
                Attention:  Mark L. Mestayer
                Telecopier No.:  (225) 296-8332

         To the Collateral Agent:

                Hibernia National Bank
                440 Third Street - 6th Floor
                Baton Rouge, Louisiana 70801
                Attention:  Janet Rack, Vice President
                Telecopier No.:  (225) 381-2003

         To the Administrative Agent:

                Hibernia National Bank
                440 Third Street - 6th Floor
                Baton Rouge, Louisiana 70801
                Attention:  Janet Rack, Vice President
                Telecopier No.:  (225) 381-2003

         To the Trustee:

                The Bank of New York
                101 Barclay Street, Floor 21W
                New York, NY 10286
                Attention:  Corporate Trust Department
                Telecopier No.: 212-815-5915

or such other address or telecopy number such Person may hereafter specify by notice to the Collateral Agent (who shall promptly notify the Obligors and the other Creditors); provided, however, that any notices or other communications required to be given to the Noteholders hereunder shall be deemed to be given to the Noteholders if given to the Trustee in accordance with the terms of this
Section 6.04, and any notices or other communications required to be given to the Lenders and Banks hereunder shall be deemed to be given to the Lenders and Banks if given to the Administrative Agent in accordance with the terms of this
Section 6.04. Each notice or other communication shall be effective (a) if given by mail, upon receipt, (b) if given by telecopier during regular business hours, once such telecopy is transmitted to the telecopy number provided in writing to the Collateral Agent by each Creditor and by each Obligor, respectively, or (c) if given by any other means, upon receipt; provided that notices to the Collateral Agent are not effective until received.

         SECTION 6.05 PAYMENT OF EXPENSES, INDEMNITIES, ETC. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE OBLIGORS SHALL INDEMNIFY THE CREDITORS IN ACCORDANCE WITH THE TERMS OF THE PRINCIPAL AGREEMENTS AND THE OBLIGORS HEREBY AGREE THAT ALL INDEMNITIES SET FORTH IN THE PRINCIPAL AGREEMENTS SHALL ALSO RUN IN FAVOR OF THE COLLATERAL AGENT. IF AND TO THE EXTENT THAT THE OBLIGATIONS OF THE OBLIGORS UNDER THIS SECTION 6.05 OR UNDER THE RESPECTIVE INDEMNITY PROVISIONS OF THE PRINCIPAL AGREEMENTS ARE UNENFORCEABLE FOR ANY REASON, THE OBLIGORS HEREBY AGREE TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND

SATISFACTION OF SUCH OBLIGATIONS WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. THE OBLIGORS' OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND THE PAYMENT OF THE OBLIGATIONS, BUT SHALL TERMINATE UPON THE TERMINATION OF THE INDEMNITIES CONTAINED IN THE PRINCIPAL AGREEMENTS.

         Section 6.06 Applicable Law. THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY PRINCIPLES OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE).

         Section 6.07 Entire Agreement. This Agreement and the Credit Documents embody the entire agreement and understanding between the Creditors and the Obligors and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties.

         Section 6.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any signature page of a counterpart may be detached therefrom without impairing the legal effect of the signatures thereon and attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages signed by other parties.

         Section 6.09 Severability. If any term or provision of this Agreement shall be determined to be illegal or unenforceable, all other terms and provisions of this Agreement shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

         Section 6.10 Conflict with Credit Documents. If there is a conflict between the terms and provisions contained in the Credit Documents and the terms and provisions contained herein, the terms and provisions contained in this Agreement shall control.

         Section 6.11 Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law; and all the provisions hereof are intended (a) to be subject to all applicable mandatory provisions of law which may be controlling and (b) to be limited to the extent necessary so that they will not render this Agreement or any Credit Document invalid under the provisions of any applicable law.

         Section 6.12 Benefit of Agreement; Limitation on Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of each Creditor and its respective successors and assigns. Except as set forth in Section 6.02(b), the terms and provisions of this Agreement shall not inure to the benefit of, nor be relied upon by, the Obligors or their successors or assigns. No Bank or Lender shall assign, transfer or sell any part of its portion of the Obligations, unless in connection with such assignment, transfer or sale, such assignee, transferee or purchaser shall first become a party to this Agreement.

         Section 6.13 Further Assurances. The parties hereto agree to take all such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful to carry out the purposes of this Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

CREDITORS:

                                 HIBERNIA NATIONAL BANK, individually and as Administrative Agent and Collateral Agent


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                                 THE BANK OF NEW YORK, as Trustee


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------



        [Signature Page - Intercreditor and Collateral Agency Agreement]

                                 SOUTHTRUST BANK, NATIONAL ASSOCIATION,
                                 as a Lender


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


        [Signature Page - Intercreditor and Collateral Agency Agreement]

                                 BRANCH BANKING AND TRUST COMPANY, as a
                                 Lender


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------



        [Signature Page - Intercreditor and Collateral Agency Agreement]

                                 FIRST DOMINION FUNDING I, as a Lender


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


        [Signature Page - Intercreditor and Collateral Agency Agreement]

The Company hereby executes this Agreement to evidence its agreement that:

         1. The Company shall be bound by all of the terms and provisions of this Agreement.

         2. The Company acknowledges and agrees that the terms of this Agreement shall control over the terms of the Credit Documents to the extent of any conflict relating to the relative rights of the Creditors.

         3.       THE INDEMNITY AND REIMBURSEMENT PROVISIONS CONTAINED IN
                  SECTION 6.05 SHALL APPLY TO ALL MATTERS UNDER THIS AGREEMENT AND THE COMPANY AGREES TO INDEMNIFY AND REIMBURSE THE COLLATERAL AGENT IN ACCORDANCE WITH THE TERMS THEREOF.

         4. Except as stated in the second to last sentence of Section 6.02(b) and Section 6.03 hereof, the terms and provisions of this Agreement shall inure solely to the benefit of the each Creditor and its respective successors and assigns and the terms and provisions of this Agreement shall not inure to the benefit of nor be enforceable by the Company or its successors or assigns. This Agreement may be amended as provided herein without the necessity of the Company joining in any such amendment, provided, that the Company shall not be bound by any amendment which would have the effect of increasing its Obligations and indemnities hereunder or materially affecting its rights or duties under the Credit Documents unless it shall have consented to such amendment.

         5. The Company hereby covenants and agrees to cause each Obligor to execute a supplemental Intercreditor and Collateral Agency Agreement in the form of Annex 2 hereto.

         6. The Company at its expense will execute, acknowledge and deliver all such agreements and instruments and take all such action as the Collateral Agent or the Required Creditors from time to time may reasonably request in order to further effectuate the purposes of this Agreement and to carry out the terms hereof.


                                 PICCADILLY CAFETERIAS, INC., a Louisiana corporation



                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------







        [Signature Page - Intercreditor and Collateral Agency Agreement]

                                     ANNEX 1

                               Security Documents


1.       Each of the Mortgages listed on Annex 1-A and 1-B hereto

2.       Pledge and Collateral Account Agreement

3. Security Agreement dated as of November 17, 1999 between the Company and the Administrative Agent, as amended by the First Amendment to Security Agreement

4.       The financing statements listed on Annex 1-C hereto

                                    Annex 1-1

                                     Annex 2

                                     Form of

           SUPPLEMENTAL INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT


         SUPPLEMENTAL INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (this "Supplemental Agreement") dated as of ____________ among Piccadilly Cafeterias, Inc., a Louisiana corporation (the "Company"), on behalf of itself and the Obligors (as defined in the Intercreditor and Collateral Agency Agreement referred to below) other than the Company, if any (the "Existing Obligors"), [_______________], a _________ corporation and a[n indirect] subsidiary of the Company (the "New Obligor"), and HIBERNIA NATIONAL BANK, as collateral agent under the Intercreditor and Collateral Agency Agreement referred to below (the "Collateral Agent"). All capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement (as defined below).

                                   WITNESSETH:

         WHEREAS the Company has heretofore executed and delivered to the Collateral Agent that certain Intercreditor and Collateral Agency Agreement (the "Agreement") dated as of December 21, 2000, providing for, among other matters, the relative rights and obligations and apportionment of payments among the Creditors (as defined therein), and the exercise of certain remedies under the Security Documents (as defined therein);

         WHEREAS the Agreement provides that the Company is required to cause the New Obligor to execute and deliver to the Collateral Agent a Supplemental Intercreditor and Collateral Agency Agreement pursuant to which the New Obligor shall become bound by all of the terms of the Agreement on the terms and conditions set forth herein; and

         WHEREAS the Collateral Agent, the Company on behalf of the Existing Obligors, and the New Obligor are authorized to execute and deliver this Supplemental Agreement;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Obligor, the Company, for itself and on behalf of the Existing Obligors, mutually covenant and agree for the equal and ratable benefit of the Creditors (as defined in the Agreement) as follows:

         1. Agreement to be Bound. The New Obligor shall be bound by all of the terms and provisions of the Agreement.

         2. Agreement Controls. The New Obligor acknowledges and agrees that the terms of the Agreement shall control over the terms of the Credit Documents to the extent of any conflict relating to the relative rights of the Creditors.

         3. INDEMNITY. THE INDEMNITY AND REIMBURSEMENT PROVISIONS CONTAINED IN
SECTION 6.05 SHALL APPLY TO ALL MATTERS UNDER THE AGREEMENT AND THE NEW OBLIGOR AGREES TO INDEMNIFY AND REIMBURSE THE COLLATERAL AGENT IN ACCORDANCE WITH THE TERMS THEREOF.

         4. Benefit of Agreement. Except as stated in Section 6.03 of the Agreement, the terms and provisions of the Agreement shall inure solely to the benefit of the each Creditor and its respective successors

                                    Annex 2-1
and assigns and the terms and provisions of the Agreement shall not inure to the benefit of nor be enforceable by New Obligor or its successors or assigns. This Agreement may be amended or supplemented as provided herein without the necessity of the New Obligor joining in any such amendment, provided, that the New Obligor shall not be bound by any amendment which would have the effect of increasing its Obligations and indemnities hereunder or materially affecting their rights or duties under the Credit Documents unless it shall have consented to such amendment.

         5. Further Assurances. The New Obligor at its expense will execute, acknowledge and deliver all such agreements and instruments and take all such action as the Collateral Agent or the Required Creditors from time to time may reasonably request in order to further effectuate the purposes of this Supplemental Agreement and the Agreement and to carry out the terms hereof and thereof.

         6. Ratification of Agreement; Supplemental Agreement Part of Agreement. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Agreement shall form a part of the Agreement for all purposes, and every Creditor heretofore or hereafter authenticated and delivered shall be bound hereby.

         7. Governing Law. THIS SUPPLEMENTAL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8. Collateral Agent Makes No Representation. The Collateral Agent makes no representation as to the validity or sufficiency of this Supplemental Agreement.

         9. Counterparts. The parties may sign any number of copies of this Supplemental Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         11. Address for Notices. All notices and other communications given to the New Obligor under the Agreement may be given at its address or telecopier number as follows:

         [New Obligor]
         [Address]
         Attention:
         Telecopier No.:


                                    Annex 2-2

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the date first above written.

                                 [NEW OBLIGOR]


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                                 PICCADILLY CAFETERIAS, INC.


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------

                                 HIBERNIA NATIONAL BANK, as Collateral
                                 Agent


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------




  [Signature Page - Supplemental Intercreditor and Collateral Agency Agreement]